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                                                                      EXHIBIT 24

              [RYDER SCOTT COMPANY/PETROLEUM ENGINEERS LETTERHEAD]


                         CONSENT OF RYDER SCOTT COMPANY


     We consent to the use on the form 10-KSB of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-KSB and to any reference made to us on Form 10-KSB as a result of such incorporation.

                                                       Very Truly Yours,

                                                       /s/ RYDER SCOTT COMPANY
                                                       RYDER SCOTT COMPANY
                                                       PETROLEUM ENGINEERS



Denver, Colorado
March 10, 1998